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                      THE 2000 DIRECTORS' STOCK OPTION PLAN
                            SYMBOL TECHNOLOGIES, INC.
                   (as amended and restated on April 26, 2004)

     1. Purpose. The 2000 Directors' Stock Option Plan (the "Plan") of Symbol Technologies, Inc. (the "Company"), a Delaware corporation, is designated to aid the Company in retaining and attracting the services of members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") of exceptional ability by enabling such directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased awareness of the interests of the Company's shareholders encouraging them to contribute to the continued growth and success of the Company.

     2. Amount and Source of Stock. The total number of shares of Common Stock, par value $.01 per share (the "Shares"), of the Company which may be the subject of options granted pursuant to the Plan shall not exceed 500,000 of the Company's Shares subject to adjustment as provided in Paragraph 7. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Shares subject to such option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan.

     3. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The board may act only by a majority of its members in office, except that the members thereof may authorize the Secretary or any other executive officer of the Company to execute and deliver documents on behalf of the Board. No member of the board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

     4. Participation. Each Non-Employee Director shall be eligible to receive an option in accordance with Paragraph 5 below.

     5. Awards under the Plan.

        (a) Awards under the Plan shall include only Options, which are rights to purchase Shares of the company. Such Options are subject to the terms, conditions and restrictions specified in Paragraph 6 below.

        (b) A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares

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issuable pursuant to any such Option until the Acquisition Date set forth in
Subparagraph 6(f) below. Except as provided in Paragraph 7 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date of receipt of such payments.

     6. Nonqualified Stock Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

     (a) The Option exercise price shall be the fair market value of the Shares subject to such Option on the date the Option is granted, which shall be the closing price on the date of grant as reported on the New York Stock Exchange Composite Transactions Tape, or if no Shares were traded on that date, on the last preceding date on which the Shares were traded. Notwithstanding the foregoing, the Option exercise price for Options granted prior to the date on which approval of the Plan shall have been obtained from the shareholders of the Company shall be the greater of the closing price as reported on the New York Stock Exchange Composite Transactions Tape on the date of grant or on the date such shareholder approval shall have been obtained.

     (b) Subject to Paragraph 11 hereof, each Non-Employee Director who is first elected to the Board on or after the date hereof shall receive a grant of an Option to purchase 50,000 Shares on the date he first becomes a member of the Board. In addition to the foregoing, each Non-Employee Director who is a Director of the Company on the date hereof shall automatically be granted an Option to purchase 50,000 Shares on such date.

     (c) Subject to the provisions of Subparagraph 6(d) hereof, Options shall not be transferable except by will or the laws of descent and distribution. Options shall be exercisable during the optionee's lifetime only the optionee (or his duly appointed guardian or conservator).

     (d) The board may, in its discretion, authorize the transfer of all or a portion of any Options on terms which permit the transfer by the optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members and/or the optionee are the only partners, provided that (a) the optionee shall receive the approval of the Board prior to such transfer, and such transfer must be limited to the persons or entities listed in this Subparagraph 6(d) and subsequent transfers of such transferred Options shall be prohibited except in accordance with this Paragraph 6. Following any such transfer, such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this plan, the term "optionee" shall be deemed to refer to the transferee. In the event the transferor ceases to be a Non-Employee Director, the provisions provided herein shall continue to be applicable to the Option and shall limit the ability of the transferee to exercise any such transferred Options to the same extent they would have limited the optionee.

     (e) Options shall not be exercisable before the expiration of one year from the date of grant and after the expiration of ten years from the date of grant, and my be exercised during such period as follows: twenty-five

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percent (25%) of the total number of Shares covered by an Option shall become exercisable each year beginning with the first anniversary of the date such Option is granted. Notwithstanding the foregoing, as of January 1, 2005, the balance of any Shares covered by Options that are not exercisable as of such date shall immediately become exercisable.

     (f) Options shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in Subparagraph 10(b), and
(ii) payment of the aggregate Option exercise price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived b the Company) payable to the order of the Company in the amount of the aggregate Option exercise price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares (provided, however, that such Shares have been owned by the Optionee for at least six months) of which the aggregate fair market value on the date exercised is equal to the aggregate Option exercise price of the Shares being purchased; (iii) by delivering to the Company (a) irrevocable instructions to deliver the stock certificates representing the Shares for which the Option is being exercised, directly to a broker, and (b) instructions to the broker to sell such Shares and promptly deliver to the Company the portion of the sale proceeds equal to the aggregate Option exercise price, or (iv) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice documentation and the aggregate Option exercise price for all of the Shares covered by the notice shall, subject to the provisions of Paragraph 10 hereof, be the date as of which the Shares so purchased shall be deemed to have been acquired (the "Acquisition Date").

     (g) Options shall not be exercisable unless the person to whom the Option was granted has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise a Non- Employee Director of the Company, except that

        A. If such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person, at any time within one hundred and eighty
(180) days of the date he ceased to be such a Non-Employee Director (but in no event after the Option has expired under the provisions of Subparagraph 6(e) above), may exercise the Option with respect to any Shares as to which he could have exercised the Option on the date he ceased to be a Non-Employee Director; or

        B. If any person to whom an Option has been granted shall die holding an Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributes, as the case may be, may, at any time within one year after the date of such death (but in o event after the Option has expired under the provisions of Subparagraph 6(c) above), exercise the Option with respect to any Shares as to which the decedent could have exercised the option at the time of his death.

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     7. Dilution and Other Adjustments. In the event of any change after the date hereof in the outstanding Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or virtually all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual events, the number or kind of shares that may be issued under the Plan pursuant to Paragraph 2 above, and the number or kind of common stock subject to, and the Option exercise price per share under all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event. Any fractional share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding Option. Adjustments under this paragraph shall be made by the Board, whose determination thereof shall be conclusive and binding.

     8. Miscellaneous Provisions.

     a. Except as expressly provided for in the Plan, no person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company or to continue to serve as a Director of the Company.

     b. Except as expressly set forth herein, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

     c. It shall be a condition to the obligation of the Company to issue Shares upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under Subparagraph 6(d) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue any Shares and all rights under the Option shall become null and void.

     d. The expenses of the Plan shall be borne by the Company.

     e. The Plan shall be unfounded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares upon exercise of any Option under the Plan, and rights to the issuance of Shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

     f. By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

     g. The masculine pronoun means the feminine and the singular means the plural in the Plan, wherever appropriate.

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     9. Amendment or Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and provided further, to the extent required by Rule 16b-3 under Section 16 of the Securities Exchange Act of 19334, in effect from time to time, Plan provisions relating to the amount, price and timing of Options shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue code of 1986 or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of the optionee with respect to any Option theretofore granted without such optionee's written consent.

     10. General Restrictions.

     (a) No Option granted hereunder shall be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such Options shall be suspended and shall be not effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Option or any portion of an Option during the period when exercisability has been suspended.

     (b) The Board may require, as a condition to the right to exercise an Option, that the Company receive from the optionee, at the time of any such exercise, representations, warranties and agreements to the effect that the shares are being purchased by its optionee without any present intention to sell or otherwise distribute such Shares in violation of the Securities act of 1933 (the "1933 Act") and that the optionee will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the 1933 Act and the rules and regulations thereunder and any applicable "blue sky" laws or regulations. The certificates issued to evidence such Shares shall bear the appropriate legends summarizing such restrictions on the disposition thereof.

     11. Shareholder Approval and Adoption. The Plan shall be submitted to the shareholders of the Company for approval in accordance with the applicable provisions of the General Corporate Law of the State of Delaware as promptly as practicable and in any event by September 30, 2000. Any Options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained by September 30, 2000, the Plan and any Options granted hereunder shall be terminated.

     12. Termination. Unless the Plan shall theretofore have been terminated in accordance with Paragraph 11 above, the Plan shall terminate on February 13, 2010 and no Options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan

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shall without the consent of the holder of any existing Option, materially and adversely affect his rights under such Option.